SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 1999

                                IT STAFFING LTD.
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             (Exact name of registrant as specified in its charter)

Ontario                                  1-14813                             N/A
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(State or other jurisdiction     (Commission File Number)       (I.R.S. Employer
of organization)                                             Identification No.)

55 University Avenue
Toronto, Ontario, Canada                                              M5J2H7
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(Address of Principal Executive Office)                             (Zip Code)

Registrant's telephone number, including area code: (416) 364-8800

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address; if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

            (a) On November 1, 1999, IT Staffing Ltd. (the "Registrant"), ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("IT-Sub") and Trans Global Services, Inc., a Delaware corporation ("TGSI") entered into an Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, IT-Sub will be merged with and into TGSI resulting in TGSI becoming an wholly-owned subsidiary of the Registrant (the "Proposed Merger"). Pursuant to the Agreement, when the Proposed Merger becomes effective, each share of TGSI common shall be converted into one-quarter of a share of the Registrant's common stock. The Proposed Merger is subject to the approval by the shareholders of both the Registrant and TGSI.

            The Agreement contemplated that Joseph G. Sicinski, the president, chief executive officer and a director of TGSI, and Glenn R. Charles, the chief financial officer and a director of TGSI, will enter into employment agreements pursuant to which, among other things, they will receive as additional compensation, one-quarter of a share of the Registrant's common stock for for each share of TGSI's common stock owned by them when the Proposed Merger becomes effective. In addition, the exercise price of certain outstanding options held by TGSI's officers, directors and employees would be reduced.

            TGSI provides technical temporary staffing services. In performing these services, TGSI addresses the current trend of major corporations in "downsizing" and "outsourcing" by providing engineers, designers and technical personnel on a temporary contract assignment basis pursuant to contracts with major corporations. TGSI's principal clients are major corporations in the aircraft, aerospace, electronics, energy, engineering and telecommunications industries. TGSI's headquarters are located at 1393 Veterans Memorial Highway, Hauppauge, New York 11788.

            (b) The purchase included all of the equipment utilized in TGSI's business which business was a staffing business specializing in the information technology industry. IT intends to utilize such equipment for the same purpose.

ITEM 7. EXHIBITS

99.1  Press Release dated November 8, 1999

99.2 Agreement and Plan of Merger dated as of November 1, 1999 by and between IT Staffing Ltd., ITS Acquisitions Corp. and Trans Global Services, Inc.

99.5 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.


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            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        IT STAFFING LTD.

                                        By: /s/ Declan French
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                                              Declan French
                                              President

November 15, 1999


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